                                EXHIBIT 23.1(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference, in the Registration Statements on Form S-3 (Nos. 333-54528 and 333-31768) and the Registration Statements on Form S-8 (Nos. 333-53722 and 333-35844) of AremisSoft Corporation, of our report dated March 20, 2001, relating to the consolidated financial statements, which appear in this Form 10-K.



PKF

London, England
March 22, 2001